QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Consent of Independent Certified Public Accountants

        We consent to the incorporation by reference in the previously filed Registration Statements (Form S-3/A No. 333-64178, Form S-4/A No. 333-66480, Form S-8 No. 333-46386, Form S-8 No. 333-46388 and Form S-8 No. 333-93911) of Magellan Health Services, Inc. of our report dated January 13, 2003, with respect to the consolidated financial statements and schedule of Magellan Health Services, Inc. included in this Form 10-K for the year ended September 30, 2002.

Baltimore, Maryland
January 13, 2003

QuickLinks

  Exhibit 23